Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated March 2, 2015, (April 3, 2015 as to the effects of the reverse stock split and subsequent event described in Note 17) relating to the financial statements of Aduro Biotech, Inc. (which report expresses an unqualified opinion) appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

San Francisco, California

April 3, 2015